UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2008

T Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	333-1111153	71-0919962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16000 Dallas Parkway, Suite 125, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 720-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 9, 2008, T Bank, N.A. (the “Bank”), a subsidiary of T Bancshares, Inc. (the “Company”), named Terry Purchal its Senior Vice President and Chief Financial Officer following receipt of regulatory approval of Mr. Purchal’s service as an executive officer of the Bank. Mr. Purchal’s appointment as Chief Financial Officer of the Company was also made permanent in connection with the approval.

Mr. Purchal, age 43, served as an Associate Director of EMC Mortgage Corporation immediately prior to joining the Company. He joined EMC Mortgage Corporation, a wholly owned subsidiary of Bear Stearns & Co., Inc. (a company unaffiliated with the Company and the Bank), in 1996.  Mr. Purchal started as a financial analyst in the accounting department rising to the position of Vice President before being promoted to the trading desk in 2001.  As an Associate Director on the trading desk, Mr. Purchal’s responsibilities included managing the Dallas trading support group in monitoring a $3 billion loan portfolio and overseeing the securitization pipeline. Mr. Purchal is a Certified Public Accountant and earned a Bachelor of Science degree in accounting and finance from the University of Nebraska-Lincoln and a Masters of Business Administration degree from the University of Texas at Austin.

Mr. Purchal will be paid an annual salary of $120,000, subject to annual review by the Bank’s Board of Directors. Mr. Purchal will also be eligible for annual cash bonus of up to 30% of his base salary based on the Bank's regulatory performance and profitability. Mr. Purchal will also receive other customary benefits offered to all employees of the Bank.

Mr. Purchal will also be granted an option to purchase 5,000 shares of common stock of the Company at a price equal to the fair market value of the common stock on the date of the grant of the option. The option will vest equal annual increments over five years following the date of issuance and will have a term of ten years.

The Bank also intends to enter into an agreement with Mr. Purchal providing for Mr. Purchal’s receipt of a severance payment if the Bank terminates Mr. Purchal’s employment without cause. Mr. Purchal will receive a payment equal to three months of his base salary if his employment is terminated without cause prior to the first anniversary of his employment with the Bank and a severance payment equal to six months of his base salary if his employment is terminated without cause following the first anniversary of his employment with the Bank.

Item 8.01	Other Events

On September 9, 2008, the Bank named Catherine Eden Senior Vice President and Chief Risk Officer. Ms. Eden has over 20 years of experience in the financial services industry and has regulatory compliance experience. Ms. Eden is a graduate of Boise State University with a degree in accounting and is a Certified Internal Auditor. She also holds a Masters of Audit Management designation from the Bank Administration Institute. Ms. Eden will not serve as an executive officer of the Company.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release announcing the appointment of Mr. Purchal and Ms. Eden

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T Bancshares, Inc.

Date: September 12, 2008	By:	/s/ Patrick G. Adams
Patrick G. Adams President Principal Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release announcing the appointment of Mr. Purchal and Ms. Eden